RemotelyMe

RemotelyMe maps biomarkers that predict which employees might succeed or fail. Our patent-pending SaaS measures & improves trust & soft skills with visual neuroscience & cognitive AI to disrupt $780B markets for cybersecurity, HR, etc. Invest in the future of work tech meets biotech.


REMOTELYME
First Biomarkers for Workplace Risks
Neuroscience & Cognitive AI SaaS
HUMAN RESOURCES
SECURITY
AI
RECRUITING
• Most Fundable Companies Silver Award Winner
• Veteran-Owned, Disrupting $780B Markets
• Patent-Pending IP, Trusted by Industry Giants
• Board Advisors From Blue Chip Firms

Invest

$99 minimum investment

DEADLINE: May 3, 2024

in a month

SHARE PRICE

$1

TOTAL RAISED

$21,208

VALUATION

$4,410,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

RemotelyMe uses visual neuroscience and cognitive AI SaaS to uncover business and security risks costing global firms $20T per year in lost productivity and cybercrime.

REMOTELYME™

We've mapped the first predictive biomarkers for career success and business risks


On a 1 to 6 scale, how extroverted are you?*
PDQAPP

- ✓ ***Veteran-owned, disrupting $780B markets***
- ✓ ***Needed for cybersecurity Zero Trust compliance***
- ✓ ***Patent-pending SaaS, trusted by industry giants***
- ✓ ***Predicts employee success vs. risks in 9 minutes***

TOP 25 WORK TECH VENDOR '22 · SHRM BETTER WORKPLACES CHALLENGE CUP 2021 FINALIST · Certificate of Honour Industry Era 10 BEST INDUSTRY LEADERS - 2020 · San Diego Business Journal TOP 50 INFLUENTIAL VETERAN BUSINESS LEADERS

RemotelyMe Board Advisors

Southwest · Royal Caribbean International · ADT · Walmart · HIGHSPOT · Better Homes and Gardens Real Estate · entrata · TigerGraph · commercetools · RAIN · udemy · RGA · Ob Hospitality · sarnova · suvida healthcare · K12 Coalition · SBA · teracloud · EOS Implementer · AlertEnterprise

Pepperdine Graziadio Most Fundable Company

SILVER AWARD WINNER
(out of 3,000+ startups)

- ✓ *Extensive due diligence*
- ✓ *Investment validation*
- ✓ *National recognition*


MOST
Fundable
COMPANIES®
PEPPERDINE | GRAZIADIO
BUSINESS SCHOOL

Veteran Owned Business (.com) VOB VERIFIED Established 2008 PROUD MEMBER


Entrepreneur
The FUTURE of ENTREPRENEURSHIP

According to Gallup, there are 3 types of workers...

ENGAGED



23%

DISENGAGED



56%

DISGRUNTLED



18%

GALLUP 2023 State of the Global Workplace Report

We uncover the three types of workers with our...

Patent Pending IP

We map neuroscience biomarkers to career success & business risks

Predictive Biomarkers


Logical
Emotional
Instinctual
Triune Brain Profiling
Conflict-Avoidant
Introverted
Extroverted
Reactionary

Soft Skills

Adaptability	92%
Analytical/ Problem Solving	95%
Communications	89%
Creativity	99%
Interactivity/ Collaboration	98%
Optimism vs. Realism (Emotional Intelligence)	94%
Reactivity (Emotional Intelligence)	87%
Temperament (Emotional Intelligence)	99%
Leadership	98%
Trust & Risks	97%

Career Success & Business Risks


95%
O*NET, SHRM,
Harvard, LinkedIn Data

Actual Customer Results

from a leading medical facility


RISK SCORES
DISGRUNTLED
DISENGAGED
ENGAGED
Status
Talent A
Talent B
25%
20%
15%
10%
5%
0%
472
431
452
467
473
448
465
486
470
476
437


TOTAL SCORES
Status
Talent A
Talent B
100%
80%
60%
40%
20%
0%
476
437
465
448
470
486
431
473
467
472
452

Talent A (Green) = Top Performers   Talent B (Red) = Concerns

Problem

- Over half the medical staff had performance issues
- Potential for higher patient safety incidents and lost business

Solution

- Used visual neuroscience and cognitive AI SaaS to complete staff assessments
- Determined predictive biomarkers for soft skills, trust factors, risks, attributes, profile types, etc.

Results

- All staff with performance concerns had high risk scores and low total scores
- Prescribed personalized visual neuroscience training courses to improve all scores to Green

PROBLEM

Low trust and high stress is costing global firms $20T per year for lost productivity and cybercrime.

Gallup says 77% of workers don't trust employers and are disengaged, costing global firms almost $9 trillion per year. Over 18% are disgruntled and may actively harm companies. iHire says disengagement can lead to 70% higher employee safety incidents. An IBM study says 95% of security breaches are due to human errors, often caused by disengagement, and one mistake can cost $4.5M for a breach. Cybercrime costs global firms almost $11T per year. For the $223B cybersecurity market, CISOs can't mitigate these risks or meet new NIST and DoD Zero Trust mandates without accurately measuring employee and supplier trust and engagement factors, but current solutions fail to do this.

Employee disengagement = mistakes = safety & security incidents = millions is costs, fines, brand damage & litigation

LinkedIn and Harvard say nearly 90% of job success is related to soft skills, but only 11% of employers say college graduates have these and only 10% of corporate training is effective across a $450B market. Although 82% of employers require pre-employment talent assessments and engagement surveys to solve these problems, most are text-based, outdated, and ineffective. One of our Board Advisors was the CHRO for Udemy and says most firms offer courses but have difficulty measuring soft skills, leadership, or trust factors and don't create personalized learning & development plans. Also, few courses focus on the top ten soft skills and virtually none focus on trust factors.

Engagement = job success = effective learning & development for nine key soft skills + trust factors

> "Antiquated text-based assessments need to be replaced with something like RemotelyMe that offers real insights."
>
> - Petosky Plastics (RemotelyMe Board Advisor)
>
> Talent Acquisition Manager

> "We've partnered with RemotelytMe to offer workforce security solutions that can determine worker trust factors to grant or deny access to sensitive corporate locations and data, which can help them avoid cybersecurity breaches, audit failures, and workplace violence."
>
> - Alert Enterprise (RemotelyMe Board Advisor)
>
> VP Business Development


Disengagement =
Security Risks
NIST
National Institute of Standards and Technology
[GV.RR-04: Cybersecurity is included in human resources practices]
CISOs must now comply with new government HR mandates
79%
Don't trust employers
77%
Disengaged & create security risks
95%
of breaches are mistakes caused by disengagement
GALLUP
IBM


Disengagement =
Business Risks
70%
More employee safety incidents
58%
More patient safety incidents
41%
More employee absenteeism
iHire

Improving Trust is the Cure

400% more performance

211% more retention

209% more engagement

88% more customer loyalty

79% more productivity

74% less stress

40% less burnout

Sources:


START WITH WHO
W. CRAIG REED
THE 7 SECRETS OF NEURON LEADERSHIP
W. CRAIG REED
TRUST FACTOR
PAUL J. ZAK

SHRM Deloitte. Edelman HARVARD UNIVERSITY

OXYTOCIN

Oxytocin = Trust

Text-based tests can't measure trust, engagement, or the top ten soft skills


Personality Test

SOLUTION

Peter Drucker once said, "you can't improve what you don't measure." We've invented the first neuroscience biomarkers that measure soft skills and trust factors in nine minutes with 93% validity. As defined by the National Institutes of Health, a predictive biomarker is used to identify individuals who are more likely than similar individuals without the biomarker to experience favorable or unfavorable effects related to environmental conditions. In the workplace, this can include high stress and low trust environments. RemotelyMe's patent pending intellectual property, based on a decade of research and field studies across thousands of individuals, maps neurotransmitter and brain chemical balances—biomarkers—to ten key soft skills, including trust factors related to oxytocin. We then use industry data from the Occupational Network (O*NET), the Society for Human Resources Management (SHRM), LinkedIn, Harvard University, and other sources to map these to role success and risk factors across hundreds of job descriptions.

Predictive biomarkers = soft skills balance + trust factors + leadership strengths = career success and business risks

Training courses we offer use visual neuroscience gamification to help improve soft skills, trust, and leadership scores. This helps improve engagement so businesses can avoid high attrition, safety incidents, and workplace violence. Security teams can avoid costly audit failures, security breaches, brand damage, and litigation. Because Deloitte says high trust drives 400% more performance and 79% more engagement, RemotelyMe can help accelerate your career by making you more valuable to employers. That's why investing in RemotelyMe is an investment in you and your family.

Personalized visual neuroscience gamification = improved soft skills + trust factors + leadership = higher career success + lower risks

> "What I really like about RemotelyMe is that it offers the next generation of solutions to help us better select and manage our talent."
>
> - RGA Insurance (RemotelyMe Board Advisor)
> VP Talent Acquisition



REMOTELYME
Visual Neuroscience Storytelling
Customized videos influence answers...
Focus Area
Instinctual Answers =
Emotional Answers =
Logical Answers =
Low Norep
Med Norep
High Norep
Norep = Norepinephrine

CQI™ *Based on a decade of documented research & field studies*


START
WITH
WHO
How Small to Medium Businesses Can Win Big with Trust and a Story
W. CRAIG REED
New York Times Bestselling Author
MIKE PATON MARK O'DONNELL

Author: CEO


FOREWORD BY GORDON R. ENGLAND
THE 7 SECRETS OF
NEURON
LEADERSHIP
WHAT MILITARY COMMANDERS, NEUROSCIENTISTS, AND THE ANCIENT GREEKS TEACH US ABOUT INSPIRING TEAMS
W. CRAIG REED
WILEY

Author: CEO


GERMAN GARCIA-FRESCO, PH.D
TRAIN YOUR
BRAIN
FOR SUCCESS
HOW A HEALTHY BRAIN
IS THE KEY TO HAPPINESS
AND BETTER HEALTH

Author: CSO


David B. Hall, CHWC
STRIVING
TO
THRIVING
A Practical Resource for Reclaiming Your Life from Chronic Pain

Author: CTO

CQI™

Measures trust, soft skills and ***business risks*** *in 9 minutes*

Adaptability	92%
Analytical/ Problem Solving	95%
Communications	89%
Creativity	99%
Interactivity/ Collaboration	98%
Optimism vs. Realism (Emotional Intelligence)	94%
Reactivity (Emotional Intelligence)	87%
Temperament (Emotional Intelligence)	99%
Leadership	98%
Trust & Risks	97%

9 MINUTES
93% VALIDITY
97% COMPLETION

WHO Strengths, attributes, **engagement, risks**

WHY Soft skills, **trust factors**, optimal careers

HOW Communication preferences, learning style

WHAT Personalized courses, actions, **risk scores**

WHEN Leadership situation, career goals, learning plan

REMOTELYME

Assessment Comparison	Text-Based	Visual	Game Neuroscience	Visual Neuroscience
Text (analytical brain)	YES	YES	YES	YES
Visual (emotional & instinctual brain)	NO	YES	NO	YES
Neuroscience	NO	NO	YES	YES
Visual neuroscience	NO	NO	NO	YES
Cronbach's Alpha validity	67%[1]	<Paradox uses Big 5> 67%[1]	68%[4]	93%
Average completion time	45 min	5 min	25 min	9 min
Average completion rate	66%[3]	96%[2]	97%[2]	97%[2]
Soft skills vs. job requirement analysis	NO	NO	LTD	YES
Trust factor analysis	NO	NO	LTD	YES
Cognitive AI & LinkedIn app	NO	NO	NO	YES
ATS, coaching app, talent & DE&I analysis, playbooks	NO	NO	NO	YES
Personal ChatGPT messaging	NO	NO	NO	YES
Typical cost	$$$	$$	$$$$$	$

1. ScienceAdvances study (Paradox uses BIG 5) 2. Vendor data 3. CriteriaCorp study 4. Game-based SAGE NIH study


TAP COURSES
LEARNING & DEVELOPMENT
WEBINARS
EDUCATION EVENTS
HIGH TRUST
PODCASTS
HIGH TRUST
VIDEOS
HIGH TRUST
PROFESSIONAL
CERTIFIED
LOW
NOREPINEPHRINE
INSTINCTUAL
WELLNESS
BE AT YOUR BEST
COMMUNITY
FORUM EXCHANGE

HITAP™

Increases work success & reduces risks

- ✓ Soft skills, trust & leadership coaching
- ✓ Career acceleration & recognition
- ✓ Cutting-edge visual neuroscience


Today
GORDON ENGLAND
Deputy Defense Secretary
C-SPAN

Leadership coaching from industry & world leaders

A new experience everyone loves


EMPLOYEES
Soft Skill Insights
More Loyalty
Career Development
CANDIDATES
Greater Interest
Right Fit Validation
Improved Response
HR
Higher Retention
More Candidates
Profit Contribution
CISO
Reduced security risks
Regulatory Compliance
Zero Trust validation
C-SUITE
More Performance
Lower Budgets
Increased Revenue

SUCCESS TO DATE

"With solutions like RemotelyMe, we can do a better job of hiring high trust individuals who are engaged."

- Sarnova (RemotelyMe Board Advisor)
SVP HR

"With RemotelyMe, we can do more with trust than we can with traditional functional capabilities."

- ADT (RemotelyMe Board Advisor)
Chief People Officer

"RemotelyMe is showing hiring managers whether someone is the right fit for the role and the best way to onboard them."

- The Talent Mover (RemotelyMe Board Advisor)
CEO


RemotelyMe 2023 Quarterly Revenue
120000
100000
80000
60000
40000
20000
0
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Partner Highlights

Security

ALERT ENTERPRISE

- ✓ Physical & digital security access
- ✓ Promoting to dozens of customers
- ✓ Inclusion in large trade events

HR

EOS ENTREPRENEURIAL OPERATING SYSTEM®


START WITH WHO
W. CRAIG REED

- ✓ 200,000 SMBs use EOS
- ✓ Official marketing & book partner
- ✓ Promotion in webinars & events



REMOTELYME™

Alert Enterprise
Making Security a Business Enabler



HIGH TRUST PROFESSIONAL
CERTIFIED
Alert Enterprise

Total Workforce Experience & Trust from Recruit to Retire

Trust & Soft Skills-Based Zero Trust Security

Trust-based Experience from Hire to Retire

REMOTELYME™

Alert Enterprise and RemotelyMe Ensure Zero-Trust

Alert Enterprise

- Real-time integration of Guardian with HR systems and data lakes
- Auto-provisions and deprovisions access levels based on role, location, and access policies
- Gen AI based access recommendations
- Automated removal of unused access enhancing system hygiene standards

REMOTELYME™

- Assess critical soft skills that drive success for specific roles and improves retention
- Assess for trust factors that increase performance and lower security risks
- Visual neuroscience and cognitive AI analyses with 93% validity



CQI™
PDQAPP™
My Trust Factors & Soft Skills Assessment
My Role-Based Access
My Learning Prerequisites
HITAP™
Soft Skills & Trust Courses
My Access Disabled On Leave
My Traveling Access Automated
My Access Removed Immediately
My Exit
My Trust / Risk Score
HITAP™
My Candidate Experience
My Onboarding Experience
My Birthright Access
My Team My Work
My Tools and Technology
My Training & Development
My Performance Check-in
My Trust / Risk Score
HITAP™
My Personal Leave
My Total Rewards
My Work Travel
My New Role
My Access Review
My Work Anniversary

Alert Enterprise



Tier 4
Adaptive
Tier 3
Repeatable
Tier 2
Risk-Informed
Tier 1
Partial

Fig. 4. CSF Tiers for cybersecurity risk governance and management

NIST
National Institute of Standards and Technology
U.S. Department of Commerce

CSF 2.0 Govern Requirements
Privacy Govern Requirements



Cybersecurity Risks
associated with cybersecurity incidents arising from loss of confidentiality, integrity, or availability
cyber security-related privacy events
Privacy Risks
associated with privacy events arising from data processing

Fig. 6. Cybersecurity and privacy risk relationship

Current cybersecurity software solutions fail to cover organizations for NIST Govern Functions

New NIST Govern Function Requirements	Considerations	Maturity Tier w/o RemotelyMe	Maturity Tier with RemotelyMe
GV.OC-02: Internal and external stakeholders are understood...	Requires strong trust, engagement, communications, interactivity, and emotional intelligence soft skills	**Tier 1 or 2?**	**Tier 4: Adaptive**
GV.RM-05: Lines of communication across the organization are established...	Requires strong trust, engagement, communications, interactivity, and emotional intelligence soft skills	**Tier 1 or 2?**	**Tier 4: Adaptive**
GV.RR-01: Organizational leadership...fosters a culture that is risk-aware, ethical, and continually improving.	Mistakes caused by disengagement = 95% of security breach risks	**Tier 1 or 2?**	**Tier 4: Adaptive**
GV.RR-02: Roles, responsibilities, and authorities...are established, communicated, understood, and enforced.	Requires aligning soft skill balances with roles and responsibilities to ensure enforcement	**Tier 1 or 2?**	**Tier 4: Adaptive**
GV.RR-04: Cybersecurity is included in human resources practices.	Worker soft skills, trust factors, and engagement issues that lead to mistakes must be documented	**Tier 1 or 2?**	**Tier 4: Adaptive**
GV.PO-P3: Roles and responsibilities for the workforce are established with respect to privacy.	NIST Privacy Framework related to CSF 2.0 requires mapping roles to soft skills	**Tier 1 or 2?**	**Tier 4: Adaptive**

Proven results



THANK YOU
for your continued support
REMOTELYME
WELLS FARGO
T Mobile
Kollab Youth
"I got accepted to Berkeley!"

Alaska Airlines · enterprise rent-a-car · Wells Fargo · T Mobile · Los Angeles Department of Water & Power · TARGET

Kollab Youth uses CQI to help students discover strengths and soft skills, and HITAP to help them get recruited by colleges and companies.

Mentors from leading firms use HITAP to coach Kollab Youth's underserved teens to find optimal career paths.


Our Board Advisors
Southwest
RoyalCaribbean INTERNATIONAL
ADT
Walmart
SBA
Hospitalist GROUP
teracloud
EOS IMPLEMENTER
7 Advisors
suvida healthcare
CHRO
Julie Weber
CTAO
Ana Sencovici
CPO
David Scott
"RemotelyMe's solutions are unique and disruptive."
HMA HEALTHTECH
udemy
HIGHSPOT
ALERT ENTERPRISE
RGA
sarnova
MD
Dr. Jon Belsher
VP HR
Elizabeth Shober
CHRO
Amy Johnson
VP BD
Azizur Rahman

RemotelyMe has been funded primarily by our founders and a few friendly investors. All our success has been achieved with only "two nickels and a skeleton crew." Imagine what we can do once fully funded.

- Pepperdine Most Fundable Company Silver Award winner: This entailed months of extensive due diligence by a team of business, finance, technical, and talent experts using Pepperdine's proven data-driven algorithms. Over 3,000 startups applied, and only a handful were winners.
- CxO Board Advisors from Southwest Airlines, Royal Caribbean, ADT, Udemy, HMA Healthtech, Pax8, Better Homes and Gardens Real Estate, Entrata, EOS Worldwide, Suvida Healthcare, TeraCloud, SBA Communications, Alert Enterprise, RGA Insurance, Sarnova, and many others.
- Targeting numerous Chief Information Security Officers with partner Alert Enterprise to offer Zero Trust security solutions using CQI Assessments to validate employee trust factors. Alert Enterprise customers include B of A, AGI, Chevron, Nokia, GoDaddy, many others.
- Partnering with Pax8 to offer RemotelyMe solutions to 35,000 IT Managed Service Providers (MSPs) that service 500,000 small to medium businesses (SMBs).
- Customers, revenue, patent-pending IP, strong pipeline, seasoned and proven team. CEO's new book, Start With Who, documents the science behind our solutions, and Ken Blanchard (The New One Minute Manager) says the book is "thought provoking."
- Top 25 Work Tech Vendor award from Starr Conspiracy (leading work tech analyst) and Society of Human Resources Management (SHRM) Better Workplaces Challenge Cup Regional Finalist.
- Network of 3M+ veterans and families from our partnership with the Us4Warriors Veterans Foundation and MilitaryHire.
- Helped Kollab Youth's customers, including Wells Fargo, T-Mobile, Target, Enterprise, Cisco, and others empower hundreds of underserved teens to get accepted to leading universities or companies.

RemotelyMe primarily targets the $450B Learning & Development content Total Available Market (TAM) and $92B Soft Skills, Leadership & IT Security Serviceable Available Market (SAM) segments with >10% CAGR.

BUSINESS MODEL & MARKET

RemotelyMe addresses multiple $780B combined markets and primarily targets the $450B Learning & Development content Total Available Market (TAM) and $92B Soft Skills, Leadership & IT Security Serviceable Available Market (SAM) segments, which have >10% CAGR. RemotelyMe offers business to business (B2B) Software as a Service (SaaS), apps, and technology licensing to security and software firms, as well as developers for content creation. Leading analyst Starr Conspiracy selected RemotelyMe as a Top 25 Work Tech Vendor for our disruptive solutions in fragmented markets.


Multiple market opportunities
$780B
$34B Corporate talent acquisition
$450B Corporate learning & development
$47B Digital education content
$223B Cybersecurity software
$26B eCommerce content creation
REMOTELYME
Sources: Market.us, Josh Bersin, Technavio, Research & Markets, KBV Research


Primary Market
$450B TAM Learning & Development Content
$92B SAM Leadership, Soft Skills, IT Security
Figure 2: Total L&D Spend for Content
$92B
$11.82
$24.45
$24.45
$51.95
$28.11
Leadership
$57.04
$31.78
Soft Skills
IT Security
$32.19
$44.82
$32.59
$40.74
$33.41
$36.67
Source: The Josh Bersin Company, 2022
REMOTELYME


Roadmap: Visual Neuroscience Storytelling 2.0
Generative AI (SORA) personalization
Increases content retention by 10X
REMOTELYME
Verified by London Business School

PRESS

- RemotelyMe Celebrates Recognition in Entrepreneur Magazine for Most Fundable Company 2023 Award
- RemotelyMe is Honored as a Most Fundable Company by Pepperdine Graziadio Business School
- Startup Starter features RemotelyMe's effort to unleash the visual revolution
- Top Trends in Talent Acquisition for 2023
- William Craig Reed: Investing in Workplace SaaS Can Net Big Returns
- Read more press articles here.

TEAM

We are veteran-owned, and our passion is to help our fellow veterans and their families.

Our Board Advisors include CxOs from Southwest Airlines, ADT, Royal Caribbean, Walmart, Udemy, EOS Worldwide, and many others. They frequently validate the need for a new approach to understand who they are really hiring, and how to retain them. One Advisor interviewed for a leading tech firm that required a personality test invented 50 years ago. She is neurodiverse and struggled with this confusing and stressful test. As such, she was not hired. Jim Clifton, CEO of Gallup, commissioned a study asking what's most important for every working adult. The answer? A good job. Our mission, passion, and purpose is to help our fellow veterans, their families, and all workers understand who they really are so they can find and keep a good job.



W. Craig Reed
Chief Executive Officer

Chief Executive Officer, former U.S. Navy Diver, New York Times bestselling author, Harvard Neuroscience certification, co-founder of an Inc. 5000 consulting and recruiting firm, co-founder of three software firms, Marketing MBA, numerous sales and marketing certifications and awards.



Dr. German Fresco
Chief Science Officer

Chief Science Officer, PhD neuroscientist and neurobiologist, successful business owner, Director of the Adaptive Neuroscience Foundation, certified nutritionist, published author.



Anthony Stewart
Chief Operating Officer

Chief Operating Officer, U.S. Navy submariner, Admin/HR Director for the U.S. Navy SEALs Training Command, HR and NLP certifications, co-founder and CEO of an award-winning veteran's non-profit.



Steve Doolittle
Chief Revenue Officer

Chief Revenue Officer, former NFL linebacker (San Diego Chargers & Buffalo Bills), movie actor, co-founder of a successful marketing agency.



David Hall
Chief Technology Officer

Chief Technology Officer, former Medtronic engineer, published author, Lean Six Sigma Black Belt with a neuroscience pain certification, certified pain management practitioner.



Greg Warrick
Chief Sales Officer

Chief Sales Officer, former VP Sales for a Fortune 50 firm, top producing realtor, executive consultant.



Pam Wallinger
VP Educational Product Marketing

VP Educational Product Marketing, Masters in Educational Science, former award-winning teacher, published author.



Dr. Dania Freudenburg
VP Educational Curriculum Development

PhD in Educational Leadership and Administration, Principal at Thomas Jefferson High School, 12+ years in education and curriculum development.

THANK YOU

Thanks for learning more about RemotelyMe. As a token of our appreciation, please click below for a free Career Quotient Indicator (CQI) Assessment that should only take 9 minutes and provide you with valuable personal insights and career advancement recommendations.

Click for free CQI Assessment

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Sales & Marketing	$516,000	43.0%
Operations, Research, Development	$420,000	35.0%
General & Administrative	$205,200	17.1%
Intermediary fees	$58,800	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Aretanium Executive Group, Inc., doing business as RemotelyMe. This offering must raise at least $10,000 by May 3, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. RemotelyMe may issue additional securities to raise up to $1,200,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	5,610,000 shares
×	$1 per share
	$5,610,000 implied valuation

FINANCIALS

RemotelyMe's official name is Aretanium Executive Group, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

> Form C on February 27, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Mar 25, 2024 • Hello RemotelyMe Community, We're thrilled to...

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Mar 13, 2024 • Don't miss our Fireside Chat TOMORROW, March...

Mar 12, 2024 • Our exclusive webinar is only 3 days away! On...

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Feb 29, 2024 • We're excited for our upcoming fireside chat on...

Feb 27, 2024 • We have big news! The RemotelyMe team is proud...

Feb 27, 2024 • Primary offering of 1,200,000 shares at $1

Feb 27, 2024 • Filed Form C

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